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EXHIBIT 99.1

LIST OF GROUP MEMBERS

The group members filing this Schedule 13G pursuant to Rule 13d-1(d) are:

        Crosstex Energy Holdings Inc., a Delaware corporation;

        Yorktown Energy Partners IV, L.P., a Delaware limited partnership;

        Yorktown IV Company LLC, a Delaware limited liability company;

        Yorktown Energy Partners V, L.P., a Delaware limited partnership; and

        Yorktown V Company LLC, a Delaware limited liability company;

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EXHIBIT 99.1